Exhibit 99.1

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3

POST-CONFIRMATION QUARTERLY SUMMARY REPORT - SUPERMEDIA, LLC

For the Reporting Period 1/1/2014 - 3/31/2014

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Debtor’s Name	SuperMedia LLC

Beginning Cash Balance	$77,159,249

All receipts received by the debtor
Cash Sales	252,974,844
Collection of Accounts Receivable	—
Proceeds from Litigation (settlement or otherwise)	—
Sale of Debtor’s Assets	—
Capital Infusion pursuant to the Plan	—
Total of cash received	252,974,844

Total of cash available	330,134,093

Less all disbursements or payments (including payments made under the confirmed plan) made by the Debtor:
Disbursements made under the plan, excluding the administrative claims of bankruptcy professionals	—
Disbursements made pursuant to the administrative claims of bankruptcy professionals	—
All other disbursements made in the ordinary course	(52,269,547)
Total Disbursements	(52,269,547)

Ending Cash Balance (1)	$277,864,547

Note (1): “Ending Cash Balance” presented here does not reflect cash in the bank. Cash in the bank is $79,598,921 net of intercompany payments.

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

/s/ Clifford E. Wilson
Name

Vice President and Assistant Treasurer
Title

April 28, 2014
Date

SuperMedia Bank Account Balances

Account	03/31/14

STATE STREET TREASURY PLUS	—

SSGA SSLMMF	37,871,252.00

BAML4420	—

BAML5138	767,250.00

BAML5421	50,000.00

BAML9078	468,532.00

JPMC2840	—

JPMC4838	41,016,924.05

JPMC6202	—

JPMC6620	4,757.29

JPMC6639	(102,458.64)

JPMC3096	—

JPM_CON6922	—

JPM_PAYS6930	—

Net adjustment for outstanding pmts	(477,335.22)

Total Cash-in-bank (1)	79,598,921.48

Note (1): All bank accounts are owned by SuperMedia LLC. Cash balances reflect the receipts and disbursements of all legal entities.

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia LLC
Debtor	Reporting Period:_January 1, 2014 to March 31, 2014

SuperMedia LLC

Balance Sheet ( $ Thousands )

3/31/2014

SuperMedia LLC
Assets
Current Assets:
Cash and Cash Equivalents	79,599

Current Notes Receivable - Affiliate	2,051,591

Trade - Billed - Local	99,039
Trade - Billed - National	18,037
Trade - Billed - Subtotal	117,076
Other Receivables	3
Affiliate Accounts Receivable	0
Other Receivables - Subtotal	3
Allowance for Doubtful Accounts - Predecessor	(2,822)
Allowance for Doubtful Accounts - Successor	(14,838)
Allowance for Doubtful Accounts - Subtotal	(17,660)

Accounts Receivable (Net of Allowance)	99,420
Unbilled Receivable	1,435
Accrued Taxes Receivable	0
Deferred Directory Costs	87,802

Short Term Investments	0
Interest Receivable	19,620
Deferred Income Tax Benefit	0
Total Prepayments	3,634
Current Notes Receivable - Nonaffiliate	0
Other Current Assets	5,883
Prepaid expenses and Other	29,137

Total Current Assets	2,348,983

Property, Plant, and Equipment	3,015
Accumulated Depreciation	(710)
Fixed Assets & Computer Software, net	2,305
Goodwill	0
Intangible Assets, net	371,371
Pensions	0
Deferred Tax Assets	0
Debt Issuance Costs	0
Other	203,201

TOTAL ASSETS	2,925,860

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia LLC
Debtor	Reporting Period:_January 1, 2014 to March 31, 2014

SuperMedia LLC

Balance Sheet ( $ Thousands )

3/31/2014

Liabilities & Stockholders Equity
Current Liabilities:
Debt Maturing within one year	0

Accounts Payable - Nonaffiliate	2,184
Accounts Payable - Affiliate	(63,278)
Accounts Payables	(61,093)

Accrued Payroll	(12,830)
Accrued Payroll Taxes	0
Accrued Vacation	876
Accrued Medical and Other Insurance	(555)
Additional Employee Compensation Plans	3,321
Other Accrued Payroll Benefits	(3,405)
Accrued Salaries & Wages	(12,593)

Accrued General Taxes	8,222
Accrued Income Tax	45,458
Unrecognized Tax Ben - Current (FIN48)	0
Accrued Taxes	53,680

Accrued Other Liabilities	2,381
Advanced Billing and Payments	5,786
Other Curr Liab - Other	9,261
Accounts Payable and Accrued Liabilities	(2,578)
Accrued Interest - Nonaffiliate	0
Deferred Revenue	46,251
Current Deferred Income Taxes	22,859

Total Current Liabilities and Current Maturity	66,532

Long Term Debt	0
Employee Benefit Obligations	55,452
Deferred Income Tax Liabilities	110,674
Unrecognized Tax Ben - Noncurrent (FIN48)	0
Other Noncurrent Liabilities	0

Stockholder’s Equity (deficit):
Minority Interest	0
Common Stock	3
Preferred Stock	0
Additional Paid-in Capital	297,642
Retained Earnings	2,395,145
Accumulated Other Comp Income	412

Total Equity	2,693,202

TOTAL LIABILITIES AND EQUITY	2,925,860